UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2025

U. S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-115164	20-1576986
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri 64163

(Address of Principal Executive Offices) (Zip Code)

(816) 713-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

U.S. Premium Beef, LLC (the “Company” or “USPB”) received an offer (the “Offer”) from National Beef Packing Company, LLC (“NBP”), pursuant to the terms of that certain Fourth Amended and Restated Limited Liability Company Agreement of NBP, dated as of February 28, 2019 (the “NBP Operating Agreement”), to purchase a pro rata share of units of membership interest in NBP (“Units”) at a price of $231,106.21 per Unit. On September 25, 2025, the Company purchased 130.4415 units of membership interest in NBP (the “Purchased Units”) pursuant to the Offer for a purchase price of approximately $30.1 million.

The purchase price was funded by cash on hand. Following the purchase of the Purchased Units, the Company’s ownership interest in NBP remains at 15.0729%.

As previously disclosed, on June 10, 2019, USPB entered into the First Amended and Restated Cattle Purchase and Sale Agreement with NBP (the “Amended Agreement”). Per the terms and conditions of the Amended Agreement, NBP is required to purchase from USPB Class A unitholders, and USPB is required to cause to be sold and delivered from its Class A unitholders to NBP, a base amount of 735,385 (subject to adjustment) head of cattle per year. In fiscal years 2024, 2023, and 2022, USPB elected to increase the number of cattle that its Class A unitholders could deliver during USPB’s delivery year by up to 10%. For fiscal years 2024, 2023, and 2022, the average cattle deliveries by USPB’s Class A unitholders and associates were approximately 24.3% of NBP’s total cattle requirements under the Amended Agreement. The purchase price for the cattle is determined by pricing grids, which, at all times, are required to be no less favorable than any other pricing grid being utilized by NBP and the pricing grid shall be competitive with NBP’s major competitors for the purchase of cattle. NBP also purchased additional cattle from certain USPB members and associates outside of the Amended Agreement.

The foregoing description of the NBP Operating Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 13, 2019 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Stanley D. Linville
Stanley D. Linville
Chief Executive Officer

Dated: September 26, 2025

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